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                                                                  Exhibit 10(g)

                      DIRECTOR'S CHARITABLE GIVING PROGRAM


1.   PURPOSE

     The purpose of the Director's Charitable Giving Program (the "Program") established hereby for non-employee members of the Board of Directors, the Chairman and Chief Executive Officer and his immediate predecessor (the "Directors") of the Westinghouse Electric Corporation (the "Company") is to provide a unique opportunity for the Company and the Directors to jointly participate in a program of charitable giving.

2.   ADMINISTRATION

     The Program shall be administered by a Committee of the Company consisting of the Chief Operating Officer, the Chief Financial Officer and the Chief Legal Officer of the Company (the "Committee").

     The Committee shall have full power and authority to adopt, alter and repeal any administrative rules, regulations and practices governing the operation of the Program as it shall deem advisable and to interpret the terms and provisions of the Program. All decisions, interpretations or resolutions of the Committee shall be conclusive and binding on all interested parties.

3.   ELIGIBILITY

     All current non-employee Directors, the Chairman and Chief Executive Officer of the Company and his immediate predecessor shall be eligible to participate in the Program. Any person who becomes a non-employee Director of the Company after the effective date of the Program shall be eligible to participate after the completion of five years of service as a Director.

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4.   CHARITABLE DONATION

     The Company will make a tax-deductible charitable donation in the total amount of $500,000 on behalf of each Director at the time of the Director's death to the charitable or other non-profit organizations (the "Charity") as selected by the Director. Initially, to fund such donation, the Company will purchase a life insurance policy or policies insuring the lives of the Directors. The Company will pay the premiums for each life insurance policy and will be the owner and beneficiary thereof.

     The Company and each Director shall execute a written agreement containing such terms and conditions as the Committee may determine are necessary and appropriate in furtherance of the Program.

5.   DESIGNATION OF CHARITABLE/NON-PROFIT ORGANIZATION

     (a) Each Director may designate not more than two Charities as donees of the $500,000 contribution to be made by the Company by filing with the Secretary of the Company, a written designation in a form approved by the Committee, which shall be confirmed in writing by the Secretary. In the event a Director shall select two donees, each donation shall be in the amount of $250,000.

     (b) Each such Charity designated as a donee in the manner described herein must be a tax-exempt organization qualified as such under Section 501(c)(3) of the Internal Revenue Code, as amended.

     (c) Each designated Charity shall be sent a written notification of such designation in a form approved by the Committee.


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     (d)  Prior to death, the designation of a Charity as done by a Director as described herein may be revoked by the Director at any time by filing a written revocation or by filing a new written designation form with the Secretary of the Company, which shall be confirmed in writing by the Secretary.

6.   AMENDMENT AND DISCONTINUANCE

     The Company may at any time amend, suspend, or discontinue the Program.

7.   CHANGE IN CONTROL

     In the event of a Change in Control as defined herein, donations to charities or other non-profit organizations contemplated hereby may be made as the Committee may determine as of the date of such Change in Control and then paid on such basis and in such form as the Committee may prescribe.

     A Change in Control shall mean the occurrence of one or more of the following events:

          (a) there shall be consummated (i) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, or (b) the stockholders of the Corporation shall approve of any plan or proposal for the


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     liquidation or dissolution of the Corporation, or (c) (i) any person (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), corporation or other entity shall purchase any Common Stock of the Corporation (or securities convertible into the Corporation's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, unless, prior to the making of such purchase of Common Stock (or securities convertible into Common Stock), the Board shall determine that the making of such purchase shall not constitute a Change in Control, or (ii) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity (other than the Corporation or any benefit plan sponsored by the Corporation or any of its subsidiaries) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty percent or more of the combined voting power of the Corporation's then outstanding securities ordinarily (and apart from any rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities), unless, prior to such person so becoming such beneficial owner, the Board shall determine that such person so becoming such beneficial owner shall not constitute a Change in Control, or (d) at any time during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board shall cease for any reason to constitute at least a majority thereof, unless the election or nomination for election of each new director during such two-year period as approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.


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8.   EFFECTIVE DATE

     The effective date of the Program is July 28, 1988.


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